News Release

FIRST FINANCIAL CORPORATION
One First Financial Plaza, Terre Haute, Indiana 47807 (812) 238-6000

For more information contact:
July 28, 2015	Rodger A. McHargue at (812) 238-6334

First Financial Corporation reports 2nd Quarter results

TERRE HAUTE, INDIANA - First Financial Corporation (NASDAQ:THFF) today announced results for the second quarter of 2015. Net income was $6.9 million compared to $8.5 million for the same period of 2014. The variance in income was primarily driven by negative provisioning in 2014 and higher pension expense partially due to increased benefit plan cost from the use of a lower discount rate and the use of the new RP-2014 Mortality Table. Diluted net income per common share decreased to $0.54 from $0.63 for the comparable period of 2014.

The Corporation further reported net income of $14.7 million for the six months ended June 30, 2015 versus $16.3 million for the comparable period of 2014. Diluted net income per common share was $1.14 for the six months ended June 30, 2015 versus $1.22 for the comparable period of 2014. Return on assets for the six months ended June 30, 2015 was 0.98% compared to 1.08% for the six months ended June 30, 2014.

Book value per share was $31.09 at June 30, 2015, a 2.35% increase from the $30.38 at June 30, 2014. Shareholders’ equity was $399.1 million compared to $405.7 million on June 30, 2014 due in part to an $11.4 million increase in the unrealized pension expense as a result of the factors discussed above as well as the increased amount of treasury shares as a result of the stock repurchase plan.

On August 25, 2014 the Corporation announced a stock repurchase plan to acquire 5% of the Corporation’s outstanding common stock. During the second quarter of 2015 the Corporation repurchased 118,053 shares as part of the repurchase plan, bringing the total shares repurchased to date to 563,193.

Average total loans for the second quarter of 2015 were $1.77 billion, a decrease of $19.5 million versus the $1.79 billion for the comparable period in 2014. At June 30, 2015, total loans outstanding were $1.78 billion, a decrease from $1.79 billion at of June 30, 2014. On a linked quarter basis, average total loans increased $8.2 million, or .47%, from $1.76 billion for the quarter ending March 31, 2015.

Average total deposits for the quarter ended June 30, 2015 were $2.46 billion versus $2.48 billion as of June 30, 2014. Higher cost time deposits decreased to $451.4 million from $540 million for the same period of 2014. Lower cost demand and savings deposits increased to $2.0 billion from $1.9 billion for the same period of 2014. The cost of funds for deposits was .21% versus .26% for the same period of 2014.

The company’s tangible common equity to tangible asset ratio was 12.15% at June 30, 2015, compared to 12.10% at June 30, 2014.

Net interest income for the second quarter of 2015 was $25.9 million compared to the $26.6 million reported for the same period of 2014. The net interest margin for the six months ended June 30, 2015 was 4.00% compared to the 4.09% reported at June 30, 2014. The net interest margin has been impacted by the effects of the continued low interest rate environment on loans and investments.

The provision for loan losses for the three months ended June 30, 2015 was $1.15 million compared to a negative $356 thousand provision for the second quarter of 2014. Net charge-offs were $640 thousand for the second quarter of 2015 compared to $2.03 million in the same period of 2014. The Corporation’s allowance for loan losses as of June 30, 2015 was $19.9 million compared to $18.3 million as of June 30, 2014. The allowance for loan losses as a percent of total loans was 1.11% as of June 30, 2015 compared to 1.02% as of June 30, 2014.

Nonperforming loans decreased 8.49% to $35.8 million as of June 30, 2015 versus $39.1 million as of June 30, 2014. The ratio of nonperforming loans to total loans and leases was 2.01% as of June 30, 2015 versus 2.18% as of June 30, 2014.

Non-interest income for the three months ended June 30, 2015 and 2014 was $9.8 compared to $9.6 million in 2014, a 2.23% increase.

Non-interest expense for the three months ended June 30, 2015 increased $1.26 million to $25.3 million compared to $24.0 million in 2014. Employee benefits increased $1.22 million partially due to increased benefit plan cost from the use of a lower discount rate and the use of the new RP-2014 Mortality Table. The pension plan was frozen for the majority of employees as of December 31, 2012. The Corporation’s efficiency ratio was 65.84% for the quarter ending June 30, 2015 versus 62.43% for the same period in 2014.

First Financial Corporation is the holding company for First Financial Bank N.A. in Indiana and Illinois, The Morris Plan Company of Terre Haute and Forrest Sherer Inc. in Indiana.

	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
END OF PERIOD BALANCES
Assets	$2,973,821	$2,995,836	$3,033,923	$2,973,821	$3,033,923
Deposits	$2,398,574	$2,463,949	$2,433,083	$2,398,574	$2,433,083
Loans	$1,783,788	$1,756,604	$1,792,662	$1,783,788	$1,792,662
Allowance for Loan Losses	$19,861	$19,351	$18,255	$19,861	$18,255
Total Equity	$399,058	$409,027	$405,746	$399,058	$405,746
Tangible Common Equity	$355,997	$365,853	$361,869	$355,997	$361,869

AVERAGE BALANCES
Total Assets	$2,990,020	$2,988,154	$3,016,643	$2,989,087	$3,023,966
Earning Assets	$2,760,188	$2,748,730	$2,791,787	$2,754,459	$2,793,309
Investments	$977,537	$969,315	$997,719	$973,426	$995,310
Loans	$1,768,758	$1,760,524	$1,788,260	$1,764,641	$1,785,549
Total Deposits	$2,462,284	$2,461,400	$2,480,304	$2,461,842	$2,486,237
Interest-Bearing Deposits	$1,915,213	$1,917,509	$1,959,944	$1,916,361	$1,967,016
Interest-Bearing Liabilities	$43,413	$44,789	$78,317	$44,101	$84,737
Total Equity	$407,387	$401,423	$404,755	$404,405	$400,607

INCOME STATEMENT DATA
Net Interest Income	$25,924	$25,995	$26,606	$51,919	$53,748
Net Interest Income Fully Tax Equivalent	$27,491	$27,559	$28,152	$55,050	$56,817
Provision for Loan Losses	$1,150	$1,450	$(356)	$2,600	$1,604
Non-interest Income	$9,778	$10,061	$9,565	$19,839	$19,676
Non-interest Expense	$25,310	$23,993	$24,049	$49,303	$47,754
Net Income	$6,923	$7,761	$8,488	$14,684	$16,319

PER SHARE DATA
Basic and Diluted Net Income Per Common Share	$0.54	$0.60	$0.63	$1.14	$1.22
Cash Dividends Declared Per Common Share	$0.49	$—	$0.49	$0.49	$0.49
Book Value Per Common Share	$31.09	$31.58	$30.38	$31.09	$30.38
Tangible Book Value Per Common Share	$28.23	$28.27	$26.62	$27.74	$27.10
Basic Weighted Average Common Shares Outstanding	12,903	12,948	13,355	12,925	13,352

Key Ratios	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Return on average assets	0.93%	1.04%	1.13%	0.98%	1.08%
Return on average common shareholder's equity	6.80%	7.73%	8.39%	7.26%	8.15%
Efficiency ratio	67.91%	63.78%	63.76%	65.84%	62.43%
Average equity to average assets	13.62%	13.43%	13.42%	13.53%	13.25%
Net interest margin	3.99%	4.01%	4.08%	4.00%	4.09%
Net charge-offs to average loans and leases	0.14%	0.21%	0.30%	0.18%	0.30%
Loan and lease loss reserve to loans and leases	1.11%	1.10%	1.02%	1.11%	1.02%
Loan and lease loss reserve to nonperforming loans and other real estate	55.45%	56.31%	46.64%	55.45%	46.64%
Nonperforming loans to loans	2.01%	1.96%	2.18%	2.01%	2.18%
Tier 1 leverage	12.62%	12.74%	16.75%	12.62%	16.75%
Risk-based capital - Tier 1	17.30%	17.66%	17.58%	17.30%	17.58%

Asset Quality	Three Months Ended			Six Months Ended
	June 30,	March 31,	June 30,	June 30,	June 30,
	2015	2015	2014	2015	2014
Accruing loans and leases past due 30-89 days	$5,193	$7,159	$8,511	$5,193	$8,511
Accruing loans and leases past due 90 days or more	$690	$640	$824	$690	$824
Nonaccrual loans and leases	$16,553	$14,868	$18,406	$16,553	$18,406
Nonperforming loans and other real estate	$35,819	$34,366	$39,141	$35,819	$39,141
Other real estate owned	$3,625	$3,830	$5,190	$3,625	$5,190
Total nonperforming assets	$50,630	$49,617	$53,395	$50,630	$53,395
Total troubled debt restructurings	$14,951	$15,028	$14,721	$14,951	$14,721
Gross charge-offs	$1,823	$1,823	$4,486	$3,302	$4,486
Recoveries	$885	$885	$1,768	$1,724	$1,768
Net charge-offs/(recoveries)	$938	$938	$2,718	$1,578	$2,718

CONSOLIDATED BALANCE SHEETS
(Dollar amounts in thousands, except per share data)

	June 30, 2015	December 31, 2014
	(unaudited)
ASSETS
Cash and due from banks	$60,613	$78,102
Federal funds sold	2,000	8,000
Securities available-for-sale	901,550	897,053
Loans:
Commercial	1,068,832	1,044,522
Residential	445,107	469,172
Consumer	267,884	266,656
	1,781,823	1,780,350
(Less) plus:
Net deferred loan costs	1,965	1,078
Allowance for loan losses	(19,861)	(18,839)
	1,763,927	1,762,589
Restricted stock	10,828	16,404
Accrued interest receivable	11,116	11,593
Premises and equipment, net	50,348	51,802
Bank-owned life insurance	81,568	80,730
Goodwill	39,489	39,489
Other intangible assets	3,572	3,901
Other real estate owned	3,625	3,965
Other assets	45,185	48,857
TOTAL ASSETS	$2,973,821	$3,002,485

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Non-interest-bearing	$525,851	$556,389
Interest-bearing:
Certificates of deposit exceeding the FDIC insurance limits	48,893	53,733
Other interest-bearing deposits	1,823,830	1,847,075
	2,398,574	2,457,197
Short-term borrowings	84,819	48,015
FHLB advances	10,738	12,886
Other liabilities	80,632	90,173
TOTAL LIABILITIES	2,574,763	2,608,271

Shareholders’ equity
Common stock, $.125 stated value per share;
Authorized shares-40,000,000
Issued shares-14,557,815 in 2015 and 14,538,132 in 2014
Outstanding shares-12,834,116 in 2015 and 12,942,175 in 2014	1,816	1,815
Additional paid-in capital	72,746	72,405
Retained earnings	386,363	377,970
Accumulated other comprehensive loss	(14,048)	(14,529)
Less: Treasury shares at cost-1,723,699 in 2015 and 1,595,957 in 2014	(47,819)	(43,447)
TOTAL SHAREHOLDERS’ EQUITY	399,058	394,214
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$2,973,821	$3,002,485

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(Dollar amounts in thousands, except per share data)

	Three Months Ended June 30,		Six Months Ended June 30,
	2015	2014	2015	2014
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
INTEREST INCOME:
Loans, including related fees	$20,763	$21,625	$41,570	$43,843
Securities:
Taxable	3,991	4,298	8,052	8,742
Tax-exempt	1,790	1,766	3,569	3,512
Other	433	426	864	842
TOTAL INTEREST INCOME	26,977	28,115	54,055	56,939
INTEREST EXPENSE:
Deposits	997	1,233	2,017	2,523
Short-term borrowings	19	22	32	36
Other borrowings	37	254	87	632
TOTAL INTEREST EXPENSE	1,053	1,509	2,136	3,191
NET INTEREST INCOME	25,924	26,606	51,919	53,748
Provision for loan losses	1,150	(356)	2,600	1,604
NET INTEREST INCOME AFTER PROVISION
FOR LOAN LOSSES	24,774	26,962	49,319	52,144
NON-INTEREST INCOME:
Trust and financial services	1,253	1,414	2,745	2,903
Service charges and fees on deposit accounts	2,543	2,761	4,869	5,245
Other service charges and fees	3,000	2,989	5,838	5,828
Securities gains/(losses), net	10	(1)	14	(1)
Insurance commissions	1,956	1,852	3,509	3,765
Gain on sales of mortgage loans	542	457	901	833
Other	474	93	1,963	1,103
TOTAL NON-INTEREST INCOME	9,778	9,565	19,839	19,676
NON-INTEREST EXPENSE:
Salaries and employee benefits	15,084	13,887	30,142	27,983
Occupancy expense	1,702	1,789	3,566	3,714
Equipment expense	1,702	1,904	3,474	3,562
FDIC Expense	450	473	880	960
Other	6,372	5,996	11,241	11,535
TOTAL NON-INTEREST EXPENSE	25,310	24,049	49,303	47,754
INCOME BEFORE INCOME TAXES	9,242	12,478	19,855	24,066
Provision for income taxes	2,319	3,990	5,171	7,747
NET INCOME	6,923	8,488	14,684	16,319
OTHER COMPREHENSIVE INCOME
Change in unrealized gains/losses on securities, net of reclassifications and taxes	(7,564)	4,116	(2,802)	9,419
Change in funded status of post retirement benefits, net of taxes	819	115	3,283	230
COMPREHENSIVE INCOME	$178	$12,719	$15,165	$25,968
PER SHARE DATA
Basic and Diluted Earnings per Share	$0.54	$0.63	$1.14	$1.22
Weighted average number of shares outstanding (in thousands)	12,903	13,355	12,925	13,352